UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2018

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement

On January 25, 2018, InVivo Therapeutics Holdings Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $15,000,000 in shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Sales of Common Stock by the Company to LPC under the Purchase Agreement, if any, may occur from time to time, in the Company’s sole discretion, over the 24-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and the other terms and conditions of the Purchase Agreement are satisfied (the “Commencement Date”).

Under the Purchase Agreement, from and after the Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct LPC to purchase up to 150,000 shares of Common Stock on any business day on which the closing sale price of the Common Stock is not below $0.25 per share (subject to adjustment as provided in the Purchase Agreement) (each, a “Regular Purchase”), provided that one business day has passed since the Company’s most recent Regular Purchase notice was delivered to LPC. The maximum number of shares of Common Stock that the Company may direct LPC to purchase in any single Regular Purchase under the Purchase Agreement increases, up to a maximum of 250,000 shares of Common Stock, if on the purchase date for such Regular Purchase the closing sale price of the Common Stock is not below certain threshold prices set forth in the Purchase Agreement, provided that LPC’s total purchase obligation under any single Regular Purchase shall not exceed $1,000,000.

In addition to Regular Purchases, the Company may also direct LPC to purchase additional amounts of Common Stock as accelerated purchases, additional accelerated purchases or as additional purchases, if the closing sale price of the Common Stock is not below certain threshold prices on the applicable date as set forth in the Purchase Agreement. The Company also has the right, but not the obligation, to direct LPC on the business day immediately following the Commencement Date and in one single purchase, to make an initial purchase of Common Stock for an aggregate purchase price of $1,000,000.

In all instances, the Company may not sell shares of its Common Stock to LPC under the Purchase Agreement if it would result in LPC beneficially owning more than 4.99% of the Common Stock. Furthermore, under applicable rules of The Nasdaq Global Market, in no event may we issue or sell to LPC under the Purchase Agreement more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (which is 6,852,465 shares based on 34,279,467 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to LPC under the Purchase Agreement equals or exceeds $0.711 per share (which represents the closing consolidated bid price of our common stock on January 24, 2018, plus an incremental amount to account for our issuance of the Commitment Shares (defined below) to LPC), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the

Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the Purchase Agreement, all of which are outside of LPC’s control, LPC does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by LPC, until such event of default is cured.

Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. As a commitment fee for entering into the Purchase Agreement, the Company has agreed to issue to LPC 429,800 shares of Common Stock (the “Commitment Shares”). The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to LPC. The Company expects that any proceeds received by the Company from such sales to LPC will be used for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the terms of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein in its entirety by reference.

LPC represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”)), and the Company is offering and selling the securities under the Purchase Agreement in reliance upon private placement exemptions from the registration requirements under Section 4(a)(2) of the Act, as well as Rule 506(b) under Regulation D under the Act.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated January 25, 2018, by and between InVivo Therapeutics Holdings Corp. and Lincoln Park Capital Fund, LLC
1.2	Registration Rights Agreement, dated January 25, 2018, by and between InVivo Therapeutics Holdings Corp. and Lincoln Park Capital Fund, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: January 26, 2018	By:	/s/ Tamara Joseph
Tamara Joseph
SVP, General Counsel & Chief Compliance Officer